EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2020-BNK27 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the Bellagio Hotel and Casino Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bellagio Hotel and Casino Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bellagio Hotel and Casino Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 55 Hudson Yards Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 55 Hudson Yards Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 55 Hudson Yards Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 55 Hudson Yards Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 55 Hudson Yards Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 55 Hudson Yards Mortgage Loan, KeyBank National Association, as Primary Servicer for the 1633 Broadway Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1633 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1633 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1633 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 560 Mission Street Mortgage Loan, KeyBank National Association, as Special Servicer for the 560 Mission Street Mortgage Loan prior to July 6, 2023, Argentic Services Company LP, as Special Servicer for the 560 Mission Street Mortgage Loan on and after July 6, 2023, Wells Fargo Bank, National Association, as Trustee for the 560 Mission Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 560 Mission Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 560 Mission Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 560 Mission Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 525 Market Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 525 Market Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 525 Market Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 525 Market Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 525 Market Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 525 Market Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 200 West 57th Street Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 200 West 57th Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 200 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 200 West 57th Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 200 West 57th Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 200 West 57th Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 200 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 711 Fifth Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 711 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 711 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 711 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 711 Fifth Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 711 Fifth Avenue Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 711 Fifth Avenue Mortgage Loan.

 Dated: March 15, 2024

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)